Exhibit 10.4

Execution Version

PROMISSORY NOTE

$400,000.00	August 12, 2021

FOR VALUE RECEIVED, Specialty Systems, Inc., a New Jersey corporation (the “Maker”) promises to pay to the order of Emil Kaunitz, a resident of the State of New Jersey (the “Holder”), the principal sum of Four Hundred Thousand Dollars ($400,000.00) (the “Principal”), together with interest at the rate provided in this promissory note (this “Note”), in accordance with the terms and conditions contained herein. This Note is being delivered in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Castellum, Inc., a Nevada corporation, KC Holdings Company, Inc., a Delaware corporation, the Maker, and the other parties thereto (the “Merger Agreement”).

1.           Interest. The unpaid Principal shall bear interest at a fixed rate equal to five percent (5%) per annum (the “Interest Rate”) from the date hereof until the Principal is paid in full. All interest payable under the terms of this Note shall be calculated on the basis of a three hundred sixty-five (365) day year. Interest shall begin to accrue on the Principal on the day on which this Note is made.

2.	Payments.

2.1       Commencing on September 1, 2021, and continuing on the 1st day of each succeeding month thereafter until the Principal is paid in full, the Maker will make payments of interest only at the Interest Rate.

2.2       The outstanding Principal balance, unless sooner paid due to prepayment, demand or default shall be due and payable at maturity on December 31, 2024.

2.3       Subject to Section 2.5 below, Maker shall have the right to prepay this Note in whole or in part at any time without penalty. Prepayments will first be applied to any interest due and any sums then remaining shall be applied to the Principal.

2.4       All payments made pursuant to this Note shall be made in lawful money of the United States of America by wire transfer or immediately available funds to an account designated in writing by the Holder. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the Principal.

2.5       Notwithstanding anything else herein to the contrary, all of Holder’s rights to payment hereunder shall be subject in all respects to the terms of the Subordination and Standby Agreement, dated as of August 12, 2021 between, inter alios, Holder, Maker and Live Oak Banking Company.

3.        Events of Default; Remedies. If any payment due hereunder is not paid within fifteen (15) days after the date due, it shall constitute an event of default under this Note (a “Default”). Upon the occurrence of a Default, at the option of the Holder, all amounts payable by the Maker to the Holder under the terms of this Note shall immediately become due and payable by the Maker to the Holder without notice to the Maker or any other person, and the Holder shall have all of the rights, powers, and remedies available under the terms of this Note, and all applicable laws. The Maker hereby waives presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agrees that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Maker.

4.        Notice. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, when delivered if sent via electronic mail (receipt acknowledged; and each party agrees to provide such acknowledgement if requested), or on the third (3rd) day after mailing if mailed to the party to whom notice is to be given by certified mail, postage prepaid and properly addressed as follows:

If to Holder:	Emil Kaunitz
242 Oval Road,
Manasquan, NJ 08736
Email: ekaunitz@specialtysystems.com

If to Maker:	Specialty Systems, Inc.
c/o Castellum, Inc.
3 Bethesda Metro Center, Suite 700,
Bethesda, MD 20814
Email: mfuller@castellumus.com

Either party hereto may change the address for notices set forth above by providing the other party with written notice of such change.

5.        Assignment. This Note may be assigned by the Holder at any time or from time to time. The Maker may not assign or transfer this note or any of its rights or obligations hereunder without the prior written consent of the Holder. This Note shall inure to the benefit of and be enforceable by the Holder and the Holder’s successors and assigns and any other person to whom the Holder may grant an interest in the Maker’s obligations to the Holder, and shall be binding and enforceable against the Maker and the Maker’s successors and assigns.

6.        Amendment. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and the specific purpose given.

7.        Cumulative Remedies; No Waiver by the Holder. Each right, power, and remedy of the Holder as provided for in this Note, or now or hereafter existing under any applicable law or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers, or remedies. No failure or delay by the Holder to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Holder from exercising any such right, power, or remedy at a later time or times.

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8.        Evidence of Indebtedness. This Note is given and accepted as evidence of indebtedness only, and not in payment or satisfaction of any indebtedness or obligation.

9.        Severability. If, for any reason, any of the terms or provisions (or any part of any provision) of this Note are found to be invalid, illegal, unenforceable, or contrary to any applicable law, that invalidity, illegality, or unenforceability shall not affect any other provisions (or any remaining part of any provision) of this Note, but this Note shall be construed as if that invalid, illegal, or unenforceable provision (or any part of that provision) had never been contained in this Note, and the undersigned agrees that this Note shall still remain in full force and effect subject only to the exclusion of those terms or provisions (and only to the extent to which those terms or provisions) shall have been found invalid, illegal, unenforceable, or contrary to any applicable law.

10.       Maximum Rate of Interest. If any provision of this Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Note shall be held subject to reduction to the amount allowed under applicable law, and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the outstanding Principal pursuant to this Note.

11.       Time of the Essence. Time is of the essence.

12.       Headings. The headings used in this Note are for convenience only and are not to be interpreted as a part of this Note.

13.       Governing Law. The laws of the State of New Jersey shall govern the validity and construction of this Note and any dispute arising out of or relating to this Note, without regard to the principles of conflict of laws.

14.       Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

15.       Entire Agreement. This Note, along with the Merger Agreement, constitutes the entire agreement between the Maker and the Holder in any way relating to the loan evidenced hereby. This Note supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, written or oral, of the parties, relating to the loan evidenced hereby, including without limitation that certain Officer Loan Note Payable, dated as of January 1, 2019 by and between the Maker and the Holder.

[Signatures contained on following page.]

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IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first written above.

MAKER:

SPECIALTY SYSTEMS, INC.

by: its sole Member, CASTELLUM, INC.

By:	/s/ Mark Fuller
Name:	Mark Fuller
Title:	Chairman/President & Chief
Executive Officer

ACKNOWLEDGED AND ACCEPTED:

HOLDER:

Emil Kaunitz

[Signature Page to Promissory Note (Kaunitz)]

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first written above.

MAKER:

SPECIALTY SYSTEMS, INC.

by: its sole Member, CASTELLUM, INC.

By:
Name:	Mark Fuller
Title:	Chairman/President & Chief
Executive Officer

ACKNOWLEDGED AND ACCEPTED:

HOLDER:

/s/ Emil Kaunitz
Emil Kaunitz

[Signature Page to Promissory Note (Kaunitz)]